Exhibit 99.2
CONSENT OF PROSPECTIVE DIRECTOR

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the inclusion of my name in the Registration Statement on Form S-4 of Yukon New Parent, Inc. (the “Company”) filed with the Securities and Exchange Commission, and all amendments (including post-effective amendments) thereto (the “Registration Statement”) and any related prospectus and/or proxy statement contained therein and any amendment or supplement thereto, as a person who is to become a director of the Company upon the Effective Time (as such term is defined in the Agreement and Plan of Merger, dated January 16, 2025, by and among the Mount Logan Capital Inc., a corporation organized under the Laws of the Province of Ontario, Canada, 180 Degree Capital Corp., a corporation organized under the Laws of the State of New York, the Company, Polar Merger Sub, Inc., and Moose Merger Sub, LLC, as the same may be amended from time to time).

/s/ David Allen
Name: David Allen
Date: July 2, 2025

BUSINESS.33147396.2